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                                                            EXHIBIT 99.(a)(1)(C)

                             ARTICLES OF AMENDMENT
                                       OF
                THE BLACKSTONE MUNICIPAL TARGET TERM TRUST INC.


          The Blackstone Municipal Target Term Trust Inc., a Maryland corporation (the "Corporation"), certifies that:

          FIRST:  The Charter of the Corporation is hereby amended by striking
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out Article II and inserting in its place the following:

                                   ARTICLE II

                                      NAME
                                      ----

          The name of the Corporation is The Blackrock Municipal Target Term Trust Inc. (the "Corporation").

          SECOND:  The Board of Directors on April 14, 1992 and May 15, 1992
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duly adopted resolutions finding the foregoing amendment advisable and directing that it be submitted for action thereon by the Corporation's shareholders at the annual meeting to be held on June 19, 1992.

          THIRD:  Notice setting forth the said amendment and stating that a
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purpose of the meeting of the stockholders would be to take action thereon was given to all stockholders entitled to vote thereon. The amendment as hereinabove set froth was approved at said meeting by the affirmative vote of a majority of the stockhold ers of the Corporation as required by the Corporation's Charter.
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          FOURTH:  The amendment does not increase the authorized stock of the
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Corporation.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be signed in its name and on its behalf on this        Day of June,
1992 by its President who acknowledge that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.


ATTEST:                                  THE BLACKSTONE MUNICIPAL TARGET
                                           TERM TRUST INC.


/s/ Barbara G. Novick                    By:  /s/ Ralph L. Schlosstein
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Barbara G. Novick                              Ralph L. Schlosstein
Secretary                                      President

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